EXHIBIT 5.1


                    Troop Steuber Pasich Reddick & Tobey, LLP
                                     lawyers
                               September 23, 1998



Turbodyne Technologies Inc.

Ladies/Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Turbodyne Technologies Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 4,000,000 shares of Common Stock of the Company (the " Shares") issuable pursuant to the Company's 1998 Stock Incentive Plan (the "Plan").

          We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                             Respectfully submitted,

                             /s/ Troop Steuber Pasich Reddick & Tobey, LLP

                             Troop Steuber Pasich Reddick & Tobey, LLP